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                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74267 and 333-34484) and on Form S-8 (Nos. 333-2858, 333-2636, and 333-37483) of The Earthgrains Company of our report dated April 28, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

St. Louis, Missouri
June 19, 2000